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                                                              EXHIBIT 10.10(5)

                                PLEDGE AGREEMENT


     PLEDGE AGREEMENT, dated as of April 29, 1996, made by IGF Holdings, Inc. ("Pledgor"), in favor of Pafco General Insurance Company ("Pafco" or "Pledgee"):

     WHEREAS, pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated January 31, 1996, by and among GS Capital Partners II, L.P. ("GSCP"), Goran Capitol Inc. ("Goran"), Symons International Group, Inc. ("SIG") and GGS Management Holdings, Inc. (the "Company"), Goran and SIG have agreed to cause Pledgor to issue to Pafco, a wholly owned subsidiary of the Company, the IGF Holdings Notes;

     WHEREAS, Pledgor, an Affiliate of Goran and SIG, owns all the issued and outstanding shares of capital stock of IGF Insurance Company ("IGF") (such shares, together with all stock certificates, options or rights of any value or nature whatsoever that may be issued or granted by IGF to Pledgor while this Agreement is in effect, being referred to herein as the "Pledged Stock");

     WHEREAS, pursuant to the Stock Purchase Agreement, Goran and SIG have agreed to cause Pledgor to pledge the Pledged Stock to Pledgee to secure any and all obligations of Pledgor under the IGF Holdings Notes (the "Secured Obligations"); and

     WHEREAS, it is a condition to GSCP's willingness to enter into the Stock Purchase Agreement that Pledgor shall have executed this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce GSCP to enter into the Stock Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Stock Purchase Agreement shall have such defined meanings when used herein.

     2. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers, and delivers to Union Federal Savings Bank of Indianapolis ("Union"), the collateral agent of Pafco pursuant to an Intercreditor and Subordination Agreement (the "Intercreditor Agreement"), dated April 29, 1996, between Pledgor, Union and Pafco, all the Pledged Stock (together with appropriate undated stock powers duly executed in blank), and hereby grants to Pledgee a lien on, and security interest in, the Pledged Stock and in all Proceeds (as defined below) thereof as collateral security for (i) the prompt and complete payment and performance when due (whether during any performance period thereof or therefor or at the stated maturity, by acceleration or otherwise) of all the Secured Obligations. "Proceeds" means all "proceeds" as defined in Section 9-306(1) of the New York

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Uniform Commercial Code (the "Code") and shall, in any event,  include,  without limitation, all dividends, distributions or other income from the Pledged Stock, and any and all collections on the foregoing or distributions with respect to the foregoing.

     3. Stock Dividends, Distributions, etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any shares of any Pledged Stock, or otherwise, Pledgor agrees to accept the same as Pledgee's agent and to hold the same in trust on behalf of and for the benefit of Pledgee and to deliver the same forthwith to Pledgee (or, if required by the Intercreditor Agreement, to Union as collateral agent for Pledgee) in the exact form received, with the endorsement of Pledgor when necessary, and/or appropriate undated stock powers duly executed in blank, to be held by Pledgee (or, if required by the Intercreditor Agreement, to Union as collateral agent for Pledgee), subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution or winding up of IGF shall be paid over forthwith to Pafco (or, if required by the Intercreditor Agreement, by Union as collateral agent for Pafco) to be held by Pafco (or, if required by the Intercreditor Agreement, by Union as collateral agent for Pafco) as additional collateral security for the Secured Obligations; and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of IGF, the property so distributed shall be delivered to Pafco (or, if required by the Intercreditor Agreement, by Union as collateral agent for Pledgee) as additional collateral security for the Secured Obligations. All sums of money and property so paid or distributed in respect of the Pledged Stock which are received by Pledgor shall, until paid or delivered to Pafco (or, if required by the Intercreditor Agreement, to Union as collateral agent for Pafco), be held by Pledgor as Pafco's agent (and in trust on their behalf and for its benefit) as additional collateral security for the Secured Obligations.

     4. Collateral. The Pledged Stock and all other property at any time pledged to Pledgee hereunder (whether described herein or not) and all income therefrom and Proceeds thereof, are referred to herein collectively as the "Collateral".

     5. Cash Dividends; Voting Rights. Unless a Triggering Event (as defined below) shall have occurred, Pledgor shall be entitled to receive all cash dividends paid in respect of the Pledged Stock, to vote the Pledged Stock and to give consents, waivers and ratification in respect of the Pledged Stock; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would impair the Collateral or be inconsistent with or violate any provision of this Agreement or the Stock Purchase Agreement.

     6. Rights of Pledgee. If a Triggering Event shall have occurred, (a) any or all shares or other securities included in the Collateral held by Pafco (or, if required by the Intercreditor Agreement, by Union as collateral agent for Pafco) hereunder may, without notice, be registered in the name of Pafco or its nominee (or, if required by the Intercreditor Agreement, in the name of Union as collateral agent for Pafco), and (b) Pafco or its nominee (or, if required by the Intercreditor Agreement, Union, as collateral agent for Pafco) may

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thereafter, after notice to Pledgor, exercise all voting and corporate rights at any meeting of any corporation or other entity issuing any of the shares or other securities included in the Pledged Stock and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares or other securities included in the Pledged Stock as if it were the sole and absolute owner thereof, including, without limitation, the right to exchange at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation or other entity issuing any of such shares or other securities or upon the exercise by any such issuer or Pafco of any right, privilege or option pertaining to any shares or other securities included in the Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such

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terms and conditions as it may determine, all without liability, but Pafco shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible to Pledgor for any failure to do so or delay in so doing.

     7. Remedies. If any portion of the Secured Obligations shall at any time become, or shall be declared, due and payable (or if any stay or legal bar to such Secured Obligations becoming or being declared due and payable is in effect, if but for the operation of such stay or legal bar such obligations would have become, or could have been declared, due and payable by their terms) and remain unpaid for a period of five business days from the date upon which such portion of the Secured Obligations shall have become, or shall have been declared (or would have so become, or could have so been declared), due and payable (a "Triggering Event"), subject to the terms of the Intercreditor Agreement, Pafco shall have the sole right to exercise in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code.

     Without limiting the generality of the foregoing, subject to the terms of the Intercreditor Agreement, Pafco shall have the right to, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Pafco's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Pafco, upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. Pledgor hereby expressly agrees and acknowledges that, subject to the requirements of the Intercreditor Agreement, Pafco shall first, deduct from the net proceeds ("Sale Proceeds") of any such collection, recovery, receipt, appropriation, realization or sale, all reasonable costs and expenses

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of every  kind  incurred  therein  or  incidental  to the care,  safekeeping  or otherwise of any and all of the Collateral or in any way relating to the rights of Pledgees hereunder, including reasonable attorney's fees and legal expenses; and second, apply any remaining Sale Proceeds as payment in respect of the full outstanding principal amount and all accrued interest and other amounts owing pursuant to the IGF Holdings Notes (Pledgor remaining liable for any Secured Obligations remaining unpaid after such application); and third, any remaining Sale Proceeds shall be paid over to Pledgor. Pledgor agrees that Pafco need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. Pledgor shall be liable if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts owing pursuant to the Secured Obligations and the fees and expenses of any attorneys employed by Pafco to collect such amounts. All waivers by Pledgor of rights (including rights to notice) and all rights and remedies afforded Pafco herein, and all other provisions of this Agreement, are expressly made subject to any applicable
mandatory  provisions  of  Law  limiting,   or  imposing  conditions  (including
conditions as to reasonableness) upon, such waivers or the effectiveness thereof or any such rights and remedies. Any sale or other disposition of the Collateral shall be in compliance with all provisions of applicable Law (including applicable securities Laws and applicable provisions of the Code).

     8. Representations, Warranties and Covenants. Pledgor represents and warrants that (a) Pledgor is the legal record and beneficial owner of, and has good title to, the Pledged Stock, subject to no Encumbrance, except the lien and security interest created by this Agreement and by the Commercial Pledge and Security Agreement (the "Commercial Pledge Agreement"), dated as of the date hereof, between Pledgor and Union; (b) the shares of Pledged Stock listed on
Schedule I hereto constitute all the issued and outstanding shares of the capital stock of IGF; (c) Pledgor has full power, authority and legal right to pledge all the Pledged Stock and the other Collateral pursuant to this Agreement; (d) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms; (e) all the shares of the Pledged Stock have been duly and validly issued, are fully paid and non-assessable; and
(f) the pledge, assignment and delivery of the Pledged Stock and the

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other  Collateral  pursuant  to this  Agreement  creates a valid  lien on, and a security interest in, such shares of the Pledged Stock and the other Collateral, respectively, and the Proceeds thereof, subject to no prior or pari passu Encumbrance or to any agreement granting to any third party a security interest in the property or assets of Pledgor which would include the Pledged Stock or any item of the other Collateral except for the lien granted to Union pursuant to the Commercial Pledge Agreement. Pledgor covenants and agrees that it will defend Pledgee's right and security interest in and to the Pledged Stock and the other Collateral and the Proceeds thereof against the claims and demands of all persons whomsoever except for any claim or demand made by Union pursuant to the Commercial Pledge Agreement; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to Pledgees as Collateral hereunder and will likewise defend Pledgee's right thereto and security interest therein.

     9. No Disposition, etc. Without the prior written consent of Pafco, Pledgor agrees that, except as contemplated by the Intercreditor Agreement or the Commercial Pledge Agreement, it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any Encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement. Without the prior written consent of Pafco, Pledgor agrees that it will not vote to enable IGF to, and will not otherwise permit IGF to, issue any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Stock.

     10. Realization on Collateral. (a) Pledgor recognizes that Pafco may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities Laws, but may be compelled to resort to one or more private sales thereof to a restricted group or purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable

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manner. Pafco shall be under no obligation to delay a sale of any of the Pledged
Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act or under applicable state securities Laws, even if IGF would agree to do so.

              (b) Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Stock valid and binding and in compliance with any and all applicable Laws of any Governmental Authority, domestic or foreign, having jurisdiction over any such sale or sales, all at Pledgor's expense. Pledgor further agrees that a breach of any of the covenants contained in this Agreement will cause irreparable injury to Pledgee that there is no adequate remedy at Law in respect of such breach and, as a consequence, agrees that each and every covenant made by it contained in this Agreement shall be specifically enforceable against it, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Pledgee by reason of a breach of any of its covenants contained herein and, consequently, agrees that, if Pledgee shall sue for damages for breach, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Stock and other Collateral on the date Pledgee shall demand compliance with the covenants contained in this Agreement.

     11. Further Assurances. Pledgee agrees that at any time and from time to time upon the written request of Pafco, it will execute and deliver such further documents and do such further acts and things as Pafco may reasonably request in order to effect the purposes of this Agreement.

     12. Limitation on Duties Regarding Collateral. Pafco's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Pafco deals with similar securities and property for its own account (it being acknowledged that the collateral may be held by Union, as collateral agent for Pafco pursuant to the terms of the Intercreditor Agreement). Neither Pafco nor its directors, officers, partners, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.
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     13.  Powers  Coupled  with  an  Interest;   Agency.   All   authorizations,
assignments, designations and agencies contained herein with respect to the Collateral are irrevocable and powers coupled with an interest authorization.

     14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     16. No Waiver; Cumulative Remedies. Pledgee shall not by any act (except by a written instrument executed by Pledgee pursuant to Section 17 hereof) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of Pledgee any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Law.

     17. Waivers and Amendments; Successors and Assigns; Governing Law. This Agreement may be amended, supplemented or otherwise modified by written instrument executed by Pledgor and Pledgee. This Agreement shall be binding upon the successors and assigns of Pledgor and shall insure to the benefit of Pledgees and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER ANY PRINCIPLES OF CONFLICTS OF LAWS).

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     18.  Irrevocable  Authorization  and  Instruction  to IGF.  Pledgor  hereby authorizes and instructs IGF to comply with any instruction received by IGF from Pledgee in writing in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that IGF shall be fully protected in so complying.
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     IN WITNESS  WHEREOF,  the  Pledgor  has caused  this  Agreement  to be duly executed and delivered as of the day and year first above written.

                                                IGF HOLDINGS, INC.



                                                By:  /s/ Douglas H. Symons
                                                Name:  Douglas H. Symons
                                                Title:   Vice President

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                                                                    SCHEDULE I

                          Description of Pledged Stock






                               Stock                           Percentage of
               Class of Stock  Certificate No.  No.of Shares   Issued Shares
Issuer
IGF Insurance   Preferred                        2,494,000          100%
Company           Common                         29,614

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                           ACKNOWLEDGMENT AND CONSENT

     IGF Insurance Company ("IGF") hereby acknowledges receipt of the Pledge Agreement (the "Agreement"), dated April 29, 1996, made by IGF Holdings, Inc. in favor of Pafco General Insurance Company and GS Capital Partners II, L.P. and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. IGF agrees to notify GSCP promptly in writing of the occurrence of any of the events described in Section 4 of the Agreement. IGF further agrees that the terms of Sections 7 and 10 of the Agreement shall apply to it, mutatis, mutandis, with respect to all actions that may be required of it under or pursuant to Sections 7 and 10 of the Agreement.


                                      IGF INSURANCE COMPANY



                                     By:  /s/ Douglas H. Symons, President
                                         ----------------------------------